AIM GOLD & PRECIOUS METALS                                        SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 9/30/2006
FILE NUMBER 811-3826
SERIES NO.: 2


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                        9,127
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        4,095
        Class C                                                        3,015
        Investor Class                                                24,684


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $ 5.41
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $ 5.33
        Class C                                                       $ 5.66
        Investor Class                                                $ 5.45